SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event): May 25, 2007
Calais Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia (State or Other Jurisdiction of Incorporation)	0-29392 (Commission File Number)	88-0379834 (I.R.S. Employer Identification No.)
4415 Caribou Road — P.O. Box 653 – Caribou, Nederland, CO 80466-0653
(Address of Principal Executive Offices) (Zip Code)
(303) 258-3806
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a)	Previous Independent Accountant
On May 24, 2006, the Registrant’s prior certifying accountant, KPMG LLP, notified the Registrant that it would not be standing for reappointment as the Registrant’s auditors for the Registrant’s fiscal year ending May 31, 2006 (FY 2006). This event was reported on the Registrant’s current report on Form 8-K/A, dated May 24, 2006.
(b)	Engagement of New Independent Accountant.
On May 21, 2007, the Registrant’s board of directors recommended and approved the engagement of Hein & Associates LLP, as the Registrant’s independent registered public accounting firm commencing with the Registrant’s fiscal year ending May 31, 2005. The Registrant engaged Hein & Associates LLP on May 25, 2007.
During the Registrant’s fiscal years ended May 31, 2005 and May 31, 2006 and through May 24, 2007, neither the Registrant nor anyone on its behalf consulted with Hein & Associates LLP regarding either: (i) the application of accounting principles to a specified or contemplated transaction; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided to the Registrant nor anyone acting on the Registrant’s behalf by Hein & Associates LLP that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or “event” as defined in Item 304(a)(1)(iv) of Regulation S-B.
The Registrant has requested that Hein & Associates LLP review the disclosure in this report on Form 8-K and has provided Hein & Associates LLP the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respects in which Hein & Associates LLP does not agree with the statements made by the Registrant in this report. Hein & Associates LLP has advised the Registrant that no such letter need be issued.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES, INC. (Registrant)

May 29, 2007	By:	/s/ David K Young

David K. Young, Chief Executive Officer